FOR IMMEDIATE RELEASE

Contact:
Dannel Garness
President and Chief Executive Officer
(308) 382-4000

Central Plains Bancshares, Inc.
Approves Regulatory Submission of New 10% Repurchase Program

Grand Island, NE; July 29, 2026 – Central Plains Bancshares, Inc. (the “Company”) (Nasdaq Capital Market: “CPBI”), the holding company for Home Federal Savings and Loan Association of Grand Island, which operates under the name “Home Federal Bank” (the “Bank”), announced that its Board of Directors has approved the submission of a new stock repurchase program for regulatory non-objection.  Under the repurchase program, the Company would repurchase up to 417,481 shares of its common stock, or approximately 10.0% of the current outstanding shares. Upon adoption, the repurchase program would replace the Company’s current repurchase program.

About Central Plains Bancshares, Inc.

Central Plains Bancshares, Inc. is the holding company for Home Federal Savings and Loan Association of Grand Island, which operates under the name “Home Federal Bank.”  Originally chartered in 1935, Home Federal Bank is a federally-chartered stock savings association headquartered in Grand Island, Nebraska. The Bank conducts its operations from the main office in Grand Island, Nebraska, eight branch offices located in Grand Island, Hastings, Holdrege, Lexington, Lincoln and Superior, Nebraska, and a drive-up facility in Grand Island, Nebraska.

Disclosures Concerning Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: the inability to receive regulatory non-objection for the repurchase program or conditions that may be placed on the Company in connection with the receipt of any such non-objection; the effects of any natural disaster, war, act of terrorism, accident, or similar action or event; those related to the real estate and the economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; inflationary matters; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of credit loss reserves; levels of uninsured deposits; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the Securities and Exchange Commission, which are available at the SEC’s website, www.sec.gov.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above or other factors could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.